Exhibit 99.2

Silver Spike Investment Corp. Expands Loan Portfolio with Senior Secured Credit Facility to Dreamfields Brands, Inc. (Jeeter)

NEW YORK, NY, May 8, 2023 (GLOBENEWSWIRE) – Silver Spike Investment Corp. (NASDAQ: SSIC) (“SSIC”) led and participated in the $35 million initial close of a senior secured credit facility to Dreamfields Brands, Inc. (“DreamFields”), a leading multi-state cannabis operator, and one of the fastest growing companies in the cannabis industry, through its Jeeter brand.

“We are thrilled to support DreamFields and Jeeter as they expand operations across several new states and continue to build brand momentum with cannabis consumers, and we look forward to the opportunity to expand the credit facility as the company continues its strong performance. SSIC has been very deliberate and methodical in deploying its capital and is pleased to add another leading brand and an experienced operator to its investment portfolio,” said Umesh Mahajan, Silver Spike Capital’s Co-Head of Credit.

About Silver Spike Investment Corp.

Silver Spike Investment Corp. (“SSIC”) is a specialty finance company formed to invest across the cannabis ecosystem through investments primarily in the form of direct loans to cannabis companies. SSIC has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. SSIC is managed by Silver Spike Capital, LLC, an investment manager focused on the cannabis and alternative health and wellness industries.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about SSIC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond SSIC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in SSIC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which SSIC makes them. SSIC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Contacts

Investors:
Bill Healy

Bill@silverspikecap.com

212-905-4933

Media:
Alan Oshiki and Sydney Gever

Abernathy MacGregor
Silverspikecapital@abmac.com
212-371-5999